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                                   EXHIBIT 5.1


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             GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.

                                 March 4, 1998

RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33431

Ladies and Gentlemen:

         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 131,550 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling securityholders (the "Selling Securityholders") named therein. Of the 131,550 shares of Common Stock offered hereby, 131,550 are issuable to assignees and affiliates of Josephthal & Co. Inc. ("Josephthal"), upon the exercise of options (the "Options") issued to Josephthal and certain of its affiliates in connection with their corporate finance consulting and financial advisory services performed on behalf of the Company pursuant to their agreement dated February 22, 1993, and 50,000 are issuable to officers or directors of the Company upon exercise of Options issued to them as compensation for their services to the Company.

         In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Letter Agreement dated February 22, 1993, by and between Josephthal and the Company; the Company's 1992 Stock Option Plan; the Stock Option Agreements by and between the Company and the Selling Securityholders; the Minutes of the Board of Directors of the Company, dated May 25, 1993, approving the grant of options to Josephthal; the Minutes of the Board of Directors of the Company, dated March 4, 1998, approving the filing of the Registration Statement; the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's bylaws and corporate minute book; and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Securityholders pursuant to the Registration Statement upon exercise of the Options will have been duly authorized and validly issued and are fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.




                                           Very truly yours,

                                           GREENBERG TRAURIG HOFFMAN LIPOFF
                                           ROSEN & QUENTEL, P.A.



                                           By: /s/ GARY M. EPSTEIN
                                               --------------------------------
                                                   Gary M. Epstein